LATITUDE COMMUNICATIONS, INC.

1999 EMPLOYEE STOCK PURCHASE PLAN

(Amended February 2001)

          The following constitute the provisions of the 1999 Employee Stock Purchase Plan of Latitude Communications, Inc.

          1.       Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company.  It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code.  The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

          2.       Definitions.

                    (a)      “Board” means the Board of Directors of the Company.

                    (b)      “Code” means the Internal Revenue Code of 1986, as amended.

                    (c)      “Common Stock” means the Common Stock of the Company.

                    (d)      “Company” means Latitude Communications, Inc., a Delaware corporation.

                    (e)      “Compensation” means total cash compensation received by an Employee from the Company or a Designated Subsidiary.  By way of illustration, but not limitation, Compensation includes regular compensation such as salary, wages, overtime, shift differentials, bonuses, commissions and incentive compensation, but excludes relocation, expense reimbursements, tuition or other reimbursements and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary.

                    (f)       “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee.  Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.

                    (g)      “Contributions” means all amounts credited to the account of a participant pursuant to the Plan.

                    (h)      “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation.

                    (i)       “Designated Subsidiaries” means the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan; provided however that the Board shall only have the discretion to designate Subsidiaries if the issuance of options to such Subsidiary’s Employees pursuant to the Plan would not cause the Company to incur adverse accounting charges.

                    (j)       “Employee” means any person, including an Officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

                    (k)      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

                    (l)       “Offering Date” means the first business day of each Offering Period of the Plan.

                    (m)     “Offering Period” means, with respect to Offering Periods beginning prior to March 1, 2001, a period of six (6) months commencing on May 1 and November 1 of each year, except for the first Offering Period as set forth in Section 4(a).  A twenty-six (26) month Offering Period shall commence on March 1, 2001 and end on April 30, 2003, and on and after May 1, 2001, Offering Periods of twenty-four (24) months shall commence on May 1 and November 1 of each year.

                    (n)      “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                    (o)      “Plan” means this Employee Stock Purchase Plan.

                    (p)      “Purchase Date” means, with respect to Offering Periods beginning prior to March 1, 2001, the last business day of each Offering Period of the Plan and means, with respect to Offering Periods beginning on and after March 1, 2001, the last business day of each Purchase Period occurring within the Offering Period.

                    (q)      “Purchase Period” means, with respect to Offering Periods beginning prior to March 1, 2001, a period of six (6) months coincident with the Offering Period, except for the first Purchase Period of the first Offering Period as set forth in Section 4(b) which Purchase Period shall be coincident with such first Offering Period, and with respect to Offering Periods commencing on and after March 1, 2001, a period of six (6) months within an Offering Period commencing on each May 1 and November 1 and ending on October 31 and April 30, respectively, except for the first Purchase Period within the Offering Period commencing on March 1, 2001, which Purchase Period shall be a period of two (2) months commencing March 1, 2001 and ending April 30, 2001.

                    (r)      “Purchase Price” means (i)  with respect to Offering Periods beginning prior to March 1, 2001, an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower; and (ii) with respect to a Purchase Period occurring in an Offering Period beginning on and after March 1, 2001, an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower; provided, however, that in the event (A) of any increase in the number of Shares available for issuance under the Plan, as a result of a stockholder-approved amendment to the Plan, and (B) all or a portion of such additional Shares are to be issued with respect to one or more Offering Periods that are underway at the time of such increase (“Additional Shares”), and (iii) the Fair Market Value of a Share of Common Stock on the date of such increase (the “Approval Date Fair Market Value”) is higher than the Fair Market Value on the Offering Date for any such Offering Period, then in such instance the Purchase Price with respect to Additional Shares shall be 85% of the Approval Date Fair Market Value or the Fair Market Value of a Share of Common Stock on the Purchase Date, whichever is lower.

                    (s)      “Share” means a share of Common Stock, as adjusted in accordance with Section 19 of the Plan.

                    (t)       “Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

          3.       Eligibility.

                    (a)      Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

                    (b)      Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value (as defined in Section 7(b) below) of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

          4.       Offering Periods and Purchase Periods.

                    (a)      Offering Periods.

                              (i)       Wit h respect to Offering Periods beginning prior to March 1, 2001, the Plan shall be implemented by a series of Offering Periods of six (6) months duration, other than the first Offering Period, with new Offering Periods commencing on or about May 1 and November 1 of each year (or at such other time or times as may be determined by the Board of Directors).  The first Offering Period during this period shall commence on the effective date of the Registration Statement on Form S-1 for the initial public offering of the Company’s Common Stock (the “IPO Date”) and continue until October 31, 1999.

                              (ii)      With respect to Offering Periods beginning on and after March 1, 2001, the Plan shall generally be implemented by a series of Offering Periods of twenty-four (24) months’ duration, with new Offering Periods commencing on or about May 1 and November 1 of each year (or at such other time or times as may be determined by the Board of Directors), other than the Offering Period commencing on March 1, 2001, which shall have a duration of approximately twenty-six (26) months and shall continue until April 30, 2003.

                              (iii)     The Plan shall continue until terminated in accordance with Section 20 hereof.  The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.

                    (b)      Purchase Periods.  Each Offering Period beginning prior to March 1, 2001 shall have a six (6) month Purchase Period coincident with such Offering Period.  Each Offering Period commencing on and after March 1, 2001 shall generally consist of four (4) consecutive Purchase Periods of six (6) months’ duration commencing on May 1 and November 1 of each year, except the first Offering Period commencing on March 1, 2001, which shall consist of five (5) consecutive Purchase Periods, the first of which shall be of two (2) months’ duration commencing on March 1, 2001 and ending on April 30, 2001 and the remaining Purchase Periods of which shall be of six (6) months’ duration commencing on May 1 and November 1 of each year.  The last business day of each Purchase Period shall be the “Purchase Date” for such Purchase Period. A Purchase Period commencing on May 1 shall end on the next October 31. A Purchase Period commencing on November 1 shall end on the next April 30. The Board of Directors of the Company shall have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Purchase Period to be affected.

          5.       Participation.

                    (a)      An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company’s payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period.  The subscription agreement shall set forth the percentage of the participant’s Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan.

                    (b)      Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Date of the Offering Period to which the subscription agreement is applicable, unless the Employee’s participation is sooner terminated as provided in Section 10.

          6.       Method of Payment of Contributions.

                    (a)      A participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than fifteen percent (15%) of such participant’s Compensation on each payday during the Offering Period (or such other maximum percentage as the Board may establish from time to time before an Offering Date); provided that to the extent a participant is participating in more than one Offering Period, the maximum aggregate percentage of Compensation that he or she may contribute under the Plan shall be fifteen percent (15%) (or such other maximum percentage as the Board may establish from time to time before an Offering Date), and the participant’s earliest-filed subscription agreement shall be reduced as necessary to prevent his or her Contributions in the aggregate from exceeding such maximum percentage.  All payroll deductions made by a participant shall be credited to his or her account under the Plan.  A participant may not make any additional payments into such account.

                    (b)      A participant may discontinue his or her participation in the Plan as provided in Section 10.  In the case of Offering Periods beginning prior to March 1, 2001, a participant may, on one occasion only during the Offering Period, decrease the rate of his or her contributions with respect to the Offering Period by completing and filing with the Company a new subscription agreement authorizing a change in the payroll deduction rate.  In the case of Offering Periods beginning on and after March 1, 2001, a participant may, on one occasion only during each Purchase Period, either increase or decrease the rate of his or her Contributions with respect to the Purchase Period by completing and filing with the Company a new subscription agreement authorizing a change in the payroll deduction rate.  The change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement, if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month.

                    (c)      Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s payroll deductions may be decreased by the Company to 0% at any time during an Offering or Purchase Period, as applicable.  Payroll deductions shall re-commence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering or Purchase Period, as applicable, which is scheduled to end in the following calendar year, unless the participant’s participation is terminated as provided in Section 10.  In addition, a participant’s payroll deductions may be decreased by the Company to 0% at any time during a Purchase Period in order to avoid unnecessary payroll contributions as a result of application of the maximum Share limit set forth in Section 7(a), or as a result of the limitations set forth in Section 3(b), in which case payroll deductions shall re-commence at the rate provided in such participant’s subscription agreement at the beginning of the next Purchase Period, unless the participant’s participation is terminated as provided in Section 10.

                    (d)      At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the participant.

          7.       Grant of Option.

                    (a)      On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date occurring within the Offering Period a number of Shares determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the applicable Purchase Price; provided however that the maximum number of Shares an Employee may purchase (i) during each Offering Period beginning prior to November 1, 2000, and (ii) during each Purchase Period beginning on and after March 1, 2001, shall be in each case 1,000 Shares (subject to any adjustment pursuant to Section 19 below) and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13.  In the event an Employee participates in the Offering Period beginning November 1, 2000 (the “November 2000 Offering Period”) and in the Offering Period beginning March 1, 2001 (the “March 2001 Offering Period”), on the applicable Purchase Date the Employee shall first be permitted to purchase up to the 1,000 Share limit with respect to the November 2000 Offering Period and the Employee shall thereafter be permitted to purchase Shares with respect to the March 2001 Offering Period to the extent the aggregate number of Shares purchased with respect to the November 2000 Offering Period and the March 2001 Offering Period on such Purchase Date do not exceed the 1,000 Share limit described above.

                    (b)      The fair market value of the Company's Common Stock on a given date (the “Fair Market Value”) means, as of any date, the value of Common Stock determined by the Board in its discretion provided that, to the extent the Common Stock is trading on the Nasdaq National Market (or a stock exchange), (A) the Fair Market Value as of an Offering Date shall be the closing sales price of the Common Stock as reported by the Nasdaq National Market (or the closing sales price on such stock exchange) for the last business day immediately preceding the Offering Date, and (B) the Fair Market Value of the Common Stock as of a Purchase Date shall be the closing sales price of the Common Stock as reported on the Nasdaq National Market (or the closing sales price on such stock exchange) for the Purchase Date, in each case as reported in The Wall Street Journal. For purposes of the Offering Date under the first Offering Period under the Plan, the Fair Market Value of a Share shall be the Price to Public as set forth in the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended.

          8.       Exercise of Option.

                    (a)      Unless a participant’s participation is terminated as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each applicable Purchase Date of an Offering Period, and the maximum number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account (subject to such limitations as are specified in the Plan). The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date.  During his or her lifetime, a participant’s option to purchase Shares hereunder is exercisable only by him or her.

                    (b)      No fractional Shares shall be purchased.  Any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full Share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier termination of such participant’s participation as provided in Section 10 below.  Any other amounts left over in a participant’s account after a Purchase Date shall be returned to the participant.

          9.       Delivery.  As promptly as practicable after each Purchase Date of each Offering Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the Shares purchased upon exercise of his or her option. Notwithstanding the foregoing, the Board may require that all Shares purchased under the Plan be held in an account (the participant’s “ESPP Stock Account”) established in the name of the participant (or in the name of the participant and his or her spouse, as designated by the participant on his or her subscription agreement), subject to such rules as determined by the Board and uniformly applied to all participants, including designation of a brokerage or other financial services firm (an “ESPP Broker”) to hold such Shares for the participant’s ESPP Stock Account with registration of such Shares in the name of such ESPP Broker for the benefit of the participant or for the benefit of the participant and his or her spouse, as designated by the participant on his or her subscription agreement.

          10.     Withdrawal; Termination of Employment.

                    (a)      A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving written notice to the Company.  All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period.

                    (b)      Upon termination of the participant’s Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and his or her option will be automatically terminated.

                    (c)      In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the Employee is a participant, unless such Employee is on an approved leave of absence or a temporary reduction of hours, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

                    (d)      A participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

          11.     Automatic Withdrawal.  With respect to Offering Periods commencing on and after March 1, 2001, and to the extent permitted by any applicable laws, regulations or stock exchange rules, if the Fair Market Value of the Shares on an Offering Date for an Offering Period (the “New Offering Period”) commencing within an Offering Period (the “Ongoing Offering Period”) then in progress, is lower than was the Fair Market Value of the Shares on the Offering Date for the Ongoing Offering Period, then every participant in the Ongoing Offering Period shall automatically be deemed to have (i) withdrawn from the Ongoing Offering Period at the close of the Purchase Period immediately preceding the New Offering Period, and (ii) to have enrolled in such New Offering Period.

          12.     Interest.  No interest shall accrue on the Contributions of a participant in the Plan.

          13.     Stock.

                    (a)      Subject to adjustment as provided in Section 19, the maximum number of Shares which shall be made available for sale under the Plan shall be 500,000 Shares, plus an annual increase on the first day of each of the Company’s fiscal years beginning in 2000, 2001, 2002, 2003 and 2004 equal to the lesser of (i) 200,000 Shares, (ii) one percent (1.00%) of the Shares outstanding on the last day of the immediately preceding fiscal year, or (iii) such lesser number of Shares as is determined by the Board.

                    (b)      If the Board determines that, on a given Purchase Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) that the Company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 below.  The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

                    (c)      The participant shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.

                    (d)      Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse, as designated by the participant in his or her subscription agreement; provided that if the Board has determined that Shares shall be held in an ESPP Stock Account held by an ESPP Broker in accordance with Section 9, Shares shall be registered in the name of such ESPP Broker for the benefit of the participant or the participant and his or her spouse, as designated by the participant in his or her subscription agreement.

          14.     Administration.  The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

          15.     Designation of Beneficiary.

                    (a)      A participant may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him or her of such Shares and cash.  In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date of an Offering Period.  If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

                    (b)      Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice.  In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

          16.     Transferability.  Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15) by the participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

          17.     Use of Funds.  All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

          18.     Reports.  Individual accounts will be maintained for each participant in the Plan.  Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

          19.     Adjustments Upon Changes in Capitalization; Corporate Transactions.

                    (a)      Adjustment. Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the maximum number of shares of Common Stock which may be purchased by a participant in a Purchase Period, the number of shares of Common Stock set forth in Section 13(a) above, and the price per Share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

                    (b)      Corporate Transactions.  In the event of a dissolution or liquidation of the Company, any Purchase Period and Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board.  In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation, or, if not so assumed or substituted, the Offering Period then in progress shall be shortened and the Board shall set a new Purchase Date (the “New Purchase Date”), as of which date each Purchase Period and Offering Period then in progress will terminate.  The New Purchase Date shall occur on or before the consummation of the Corporate Transaction. If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a Corporate Transaction, the Board will notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10.  For purposes of this Section 19, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 19); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

          The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Company’s being consolidated with or merged into any other corporation.

          20.     Amendment or Termination.

                    (a)      The Board may at any time and for any reason terminate or amend the Plan.  Except as provided in Section 19, no such termination of the Plan may affect options previously granted, nor may an amendment to the Plan make any change in any option previously granted which adversely affects the rights of any participant (except as provided in Section 19 or this Section 20), provided that the Plan or a Purchase Period or an Offering Period may be terminated or amended by the Board by the Board’s setting a new Purchase Date with respect to a Purchase Period or an Offering Period then in progress if the Board determines that termination or amendment of the Plan and/or the Purchase Period and/or Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Purchase Period and/or Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan.  In addition, to the extent necessary to comply with Rule 16b–3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

                    (b)      Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

          21.     Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

          22.     Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

          23.     Term of Plan; Effective Date.  The Plan shall become effective on May 6, 1999.  It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 20.

          24.     Additional Restrictions of Rule 16b–3.  The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b–3.  This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b–3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

LATITUDE COMMUNICATIONS, INC.

1999 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

New Election ______
Change of Election ______

          1.       I, ________________________, hereby elect to participate in the Latitude Communications, Inc. 1999 Employee Stock Purchase Plan (the “Plan”) for the Offering Period ______________, ____ to _______________, ____, and subscribe to purchase Shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.

          2.       I elect to have Contributions in the amount of ____% of my Compensation, as those terms are defined in the Plan, applied to this purchase.  I understand that this amount (together with any other amounts I am contributing under the Plan) must not be less than 1% and not more than 15% of my Compensation during the Offering Period.  (Please note that no fractional percentages are permitted).

          3.       I hereby authorize payroll deductions from each paycheck during the Offering Period at the rate stated in Item 2 of this Subscription Agreement.  I understand that all payroll deductions made by me shall be credited to my account under the Plan and that I may not make any additional payments into such account.  I understand that all payments made by me shall be accumulated for the purchase of Shares at the applicable purchase price determined in accordance with the Plan.  I further understand that, except as otherwise set forth in the Plan, Shares will be purchased for me automatically on each Purchase Date of each Offering Period unless I otherwise withdraw from the Plan by giving written notice to the Company for such purpose.

          4.       I understand that I may discontinue at any time prior to the Purchase Date my participation in the Plan as provided in Section 10 of the Plan.  I also understand that I can either increase or decrease the rate of my Contributions on one occasion only during any Purchase Period by completing and filing a new Subscription Agreement with such decrease taking effect as of the beginning of the calendar month following the date of filing of the new Subscription Agreement, if filed at least ten (10) business days prior to the beginning of such month.  Further, I may change the rate of deductions for future Offering Periods by filing a new Subscription Agreement, and any such change will be effective as of the beginning of the next Offering Period.  In addition, I acknowledge that, unless I discontinue my participation in the Plan as provided in Section 10 of the Plan, my election will continue to be effective for each successive Offering Period.

          5.       I have received a copy of the Company’s most recent description of the Plan and a copy of the complete “Latitude Communications, Inc. 1999 Employee Stock Purchase Plan.”  I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

          6.       Shares purchased for me under the Plan should be issued in the name(s) of (name of employee or employee and spouse only):

                                                   ____________________________________

                                                   ____________________________________

          7.       I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or within 1 year after the Purchase Date, I will be treated for federal income tax purposes as having received ordinary compensation income at the time of such disposition in an amount equal to the excess of the fair market value of the shares on the Purchase Date over the price which I paid for the shares, regardless of whether I disposed of the shares at a price less than their fair market value at the Purchase Date.  The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

          I hereby agree to notify the Company in writing within 30 days after the date of any such disposition, and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock.  The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by me.

          8.       If I dispose of such shares at any time after expiration of the 2–year and 1–year holding periods, I understand that I will be treated for federal income tax purposes as having received compensation income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (2) 15% of the fair market value of the shares on the Offering Date.  The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

          I understand that this tax summary is only a summary and is subject to change.  I further understand that I should consult a tax advisor concerning the tax implications of the purchase and sale of stock under the Plan.

          9.       I hereby agree to be bound by the terms of the Plan.  The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

SIGNATURE:

SOCIAL SECURITY #:

DATE:

SPOUSE’S SIGNATURE (necessary
if beneficiary is not spouse):

(Signature)

(Print name)

LATITUDE COMMUNICATIONS, INC.

1999 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

          I, __________________________, hereby elect to withdraw my participation in the Latitude Communications, Inc. 1999 Employee Stock Purchase Plan (the “Plan”) for the Offering Period that began on _________ ___, _____.  This withdrawal covers all Contributions credited to my account and is effective on the date designated below.

          I understand that all Contributions credited to my account will be paid to me within ten (10) business days of receipt by the Company of this Notice of Withdrawal and that my option for the current period will automatically terminate, and that no further Contributions for the purchase of shares can be made by me during the Offering Period.

          The undersigned further understands and agrees that he or she shall be eligible to participate in succeeding offering periods only by delivering to the Company a new Subscription Agreement.

Dated:___________________	______________________________________
Signature of Employee

______________________________________
Social Security Number

LATITUDE COMMUNICATIONS, INC.

1999 EMPLOYEE STOCK PURCHASE PLAN

BENEFICIARY DESIGNATION

          In the event of my death, I hereby designate the following as my beneficiary to receive all payments and Shares due to me under the Latitude Communications, Inc. 1999 Employee Stock Purchase Plan (the "Plan”).  I understand that my Beneficiary Designation will be effective upon acknowledgement of receipt by Latitude Communications, Inc.

BENEFICIARY:

NAME: (Please print)
_____________________________________	Relationship: _________________
(First) (Middle) (Last)
_____________________________________
(Address)
_____________________________________

SIGNATURE:_____________________________	DATE: ____________________
Print Name: _______________________________
SOCIAL SECURITY#:_______________________
SPOUSE’S SIGNATURE (necessary if beneficiary is not Employee’s spouse):
_____________________________________ (Signature)
_____________________________________ (Print name)

MAIL OR DELIVER THIS FORM TO:

ACKNOWLEDGEMENT OF RECEIPT BY LATITUDE COMMUNICATIONS, INC.:

By: _______________________________  Dated: _____________________
Title: